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                                                                   EXHIBIT 4.5
VOID AFTER JULY 31, 2003

No. SCA                                                               Warrants

REDEEMABLE CLASS B COMMON STOCK PURCHASE WARRANT CERTIFICATE FOR PURCHASE OF CLASS B COMMON STOCK OF

                             SUPERUS HOLDINGS, INC.

                                                              CUSIP 86880L 11 5

This certifies that FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Class B Stock Purchase Warrants (the "Warrants") specified above.
Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable shares of Class B Common Stock $.001 par value, of Superus Holdings, Inc., a Delaware corporation (the "Company"), at any time between the date of issue and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company as Warrant Agent, or its successors (the "Warrant Agent"), accompanied by payment of $5.00 per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank check made payable to the Warrant Agent.
         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of August 8, 1996, by and among the Surge Components, Inc., the Warrant Agent, and Maidstone Financial, Inc., as amended, the obligations of which have been assumed by the Company.
         In the event of certain contingencies provided for in the Warrant Agreement, the purchase price of the number of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.
         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Class B Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.
         The term "Expiration Date" shall mean 5:00 p.m. (New York, New York time) on July 30, 2003, or such earlier date as the Warrants shall be redeemed. If such date shall, in the State of New York, be considered a holiday or a date on which the banks are authorized to close, the Expiration Date shall be 5:00 p.m. (New York, New York time) the next day in which the State of New York is not a holiday nor a day in which banks are authorized to close.
         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, with respect to such securities is effective. The
Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificate to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
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         Commencing July ___, 2000 this Warrant may be redeemed at the option of the Company, at a redemption price of $0.05 per Warrant, provided the closing bid price of the Company's Common Stock exceeds $7.50 for at least 20 consecutive trading days ending on the third business day prior to the date of the notice of redemption. Notice of redemption shall be given not less than 45 days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive $0.05 per Warrant upon surrender of this Certificate.
         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.
         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.
         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.
         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two (2) of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                      SUPERUS HOLDINGS, INC.

Dated:                          By:                           By:

Countersigned:
         CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                                  Warrant Agent
         By:                         Secretary             President
             Authorized Officer
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                                SUBSCRIPTION FORM
                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise _______________ (_______) Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYNG NUMBER

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                     (please print or type name and address)

and be delivered to

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                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate representing the balance of such Warrants to be registered in the name of, and delivered to, the Registered Holder at the address below.

         The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"). If not solicited by an NASD member, please write "unsolicited" in the space below.


Dated: ____________  200__                    ______________________________
                                                       Signature

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                                                    Street Address

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                                                 City, State and Zip Code

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                                                    Taxpayer ID Number

                                              Signature Guaranteed:

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                                   ASSIGNMENT
                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYNG NUMBER

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                     (please print or type name and address)


_______________ (_______) Warrants represented by this Warrant Certificate, and hereby appoints ____________________________________ Attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ____________________                      ____________________________

                                                    Signature Guaranteed:

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              THE SIGNATURE MUST BE GUARANTEED BY A MEDALLION BANK.